Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$155,650
Unrealized Gain (Loss) on Market Value of Commodity Futures	235,939
Dividend Income	25,728
Interest Income	29,399
ETF Transaction Fees	1,050
Total Income (Loss)	$447,766

Expenses
General Partner Management Fees	$8,636
Professional Fees	12,386
Brokerage Commissions	542
Directors' Fees and insurance	1,657
License fees	215
Total Expenses	$23,436
Net Income (Loss)	$424,330

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/25	$15,257,922
Additions (450,000 Shares)	3,753,191
Net Income (Loss)	424,330

Net Asset Value End of Month	$19,435,443
Net Asset Value Per Share (2,350,000 Shares)	$8.27

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596